                              EMPLOYMENT AGREEMENT
                              --------------------

     This  Employment  Agreement ("  Agreement"),  effective as of March -, 2000
(the  "Effective  Date"),  is entered into by and between  Referral  Finance.com
Corporation (the "Company") and Glenn A. LaPointe (the "Employee").

                                    RECITALS

     WHEREAS,  the Board of  Directors  of the  Company  ("Board of  Directors")
recognizes  that the possibility of a change in control of the Company may exist and that such possibility,  and the uncertainty and questions which it may raise among  management,  may result in the departure or distraction of key management personnel to the detriment of the Company and its stockholders; and

     WHEREAS, the Board of Directors believes it is in the best interests of the
Company  to enter  into  this  Agreement  with the  Employee  in order to assure continuity  of  management  of the Company and to reinforce  and  encourage  the continued  attention and dedication of the Employee to the  Employee's  assigned duties without distraction in the face of potentially  disruptive  circumstances arising from the possibility of a change in control of the Company,  although no such change is now contemplated; and

     WHEREAS,  the Board of Directors has approved and  authorized the execution of this  Agreement  with the  Employee  to take  effect as  stated in  Section 2 hereof;

     NOW,  THEREFORE,  in  consideration  of the foregoing and of the respective covenants and agreements of the parties herein, it is agreed as follows:

     1. Definitions.

          1.1 Change In Control. The term "Change in Control" means (a) an event of a nature  that would be required to be reported in response to Item 1 of the current report on Form 8- K, as in effect on the date hereof,  pursuant to  Section  13 or 15( d) of  the  Securities  Exchange  Act of  1934  (the
     "Exchange  Act"); (b) any person (as the term is used in Sections 13(d) and
     14(d) of the Exchange Act) is or becomes the  beneficial  owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company  representing  twenty percent (20%) or more of the Company's outstanding  securities;  (c)  individuals  who are members of the Board of
     Directors on the date hereof (the  "Incumbent  Board") cease for any reason to  constitute  at least a  majority  thereof,  provided  that  any  person becoming  a director  subsequent  to the date  hereof  whose  election  was approved  by a vote of at least  three-fourths  (3/4ths)  of the  directors comprising  the Incumbent  Board,  or whose  nomination for election by the
     Company's  stockholders  was approved by the nominating  committee  serving under an Incumbent  Board,  shall be  considered a member of the  Incumbent
     Board;  or (d) a  reorganization,  merger,  consolidation,  sale  of all or substantially all of the assets of the Company or a similar  transaction in which the Company is not the resulting entity. The term "Change in Control"
     shall not include an acquisition of securities by an employee  benefit plan of the Company.

          1.2 Date of Termination. The term "Date of Termination" means the date upon which the Employee ceases to serve as an employee of the Company.

          1.3 Effective Date. The term "Effective Date" means March 1,2000.

          1.4 Involuntary Termination.  The term "Involuntary Termination" means termination  of the employment of Employee  without the Employee's  express written consent, and shall include a material diminution of or interference with the Employee's duties,  responsibilities and benefits as President and
     Chief Executive Officer of the Company, including,  without limitation, any of the following  actions  unless  consented to in writing by the Employee:
     (a) a change in the principal

                                       -1-

     workplace  of the  Employee  to a location  outside  of a thirty  (30) mile radius from the Company's  headquarters office as of the date hereof; (b) a material demotion of the Employee;(c) a material reduction in the number or seniority  of other  personnel  reporting  to the  Employee  or a  material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee,  other than as part of a Company-wide reduction in staff; (d) a material adverse change in the Employee's salary,  perquisites,  benefits,  contingent  benefits or vacation,  other than as part of an overall program  applied  uniformly and with  equitable  effect to all  members  of the  senior  management  of the
     Company;  and (e) a material  permanent  increase in the required  hours of work or the workload of the Employee.  The term  "Involuntary  Termination"
     does not include  Termination for Cause or termination of employment due to retirement,  death,  disability  or  suspension  or  temporary or permanent prohibition  from  participation  in the conduct of the  Company's  affairs under applicable law.

          1.5  Termination  for  Cause.  The terms  "Termination  for Cause" and
     "Terminated  for Cause" mean  termination of the employment of the Employee because  of  the  Employee's  personal  dishonesty,  incompetence,  willful
     misconduct,   breach  of  a  fiduciary  duty  involving   personal  profit,
     intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic  violations or similar offenses) or final  cease-and-desist  order, or material breach of any provision of this
     Agreement.  The Employee  shall not be deemed to have been  Terminated  for
     Cause  unless and until there shall have been  delivered  to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire  membership of the Board of Directors at a meeting of the Board called and held for such purpose (after  reasonable  notice to the  Employee.  and an  opportunity  for the Employee,  together  with- the
     Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

     2. Term.  The term of this  Agreement  shall b~ the  period of three  years commencing on the Effective Date unless  extended as provided herein and subject to earlier termination as provided herein. Beginning on the first anniversary of the  Commencement  Date  and on each  anniversary  thereafter,  the term of this
Agreement  shall  be  extended  for a  period  of one  year in  addition  to the then-remaining  term;  provided that (a) the Company has not given notice to the
Employee in writing at least sixty (60) days prior to such date that the term of this Agreement shall not be extended  further;  and (b ) prior to such date, the
Board of Directors  explicitly  reviews and approves  the  extension.  Reference herein to the term of this  Agreement  shall refer to both such initial term and such extended terms.  Notwithstanding the foregoing,  in the event that there is no net increase in operating  profits of the Company for two consecutive  years, the Board of Directors may terminate  this  Agreement  with no obligation to the
Employee on the part of the Company.

     3.  Employment.  The Employee is employed as President and Chief  Executive
Officer of the Company.  As such, the Employee shall render  administrative  and management  services  for the Company and its  subsidiaries  as are  customarily performed by persons situated in similar  executive  capacities,  and shall have such other powers and duties the Board of Directors may  prescribe  from time to time.

     4. Compensation.

          4.1 Salary.  The Company agrees to pay the Employee during the term of this  Agreement  an  annual  salary  of  $120,000.00.  The  amount  of  the
     Employee's  salary  shall be reviewed  annually by the Board of  Directors.
     Adjustments in salary or other  compensation  shall not limit or reduce any other obligation of the Company under this Agreement. The Employee's salary in effect  from time to time  during the term of this  Agreement  shall not thereafter be reduced.

          4.2  Bonuses.  The  Employee  shall be entitled to an annual bonus for fiscal years 2000, 2000 and 2001, payable within thirty (30) days after the completion of the  Company's  annual audit (the"  Audit"),  equal to twelve percent  (12%) of the excess of (a) the  Company's  net income for any such year as reported in the Audit over (b) $50,000.00, as calculated

                                       -2-

     without  regard to (i) any  change in  accounting  principals  after  March
     1,2000, (ii) any extraordinary  items, (iii) any gain or loss from the sale of securities,  physical assets or deposits,  or (iv) any other item which, in the reasonable judgment of the Board of Directors,  did not arise in the ordinary course of business.

          4.3  Expenses.  The  Employee  shall be  entitled  to  receive  prompt reimbursement  for all  reasonable  expenses  incurred  by the  Employee in performing  services under this  Agreement in accordance  with the policies and  procedures  applicable  to the executive  officers,  provided that the
     Employee  accounts for such  expenses as required  under such  policies and procedures.

     5. Benefits. .

          5.1  Participation  in  Retirement  and Employee  Benefit  Plans.  The
     Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing,  group life insurance, medical and dental coverage, education,  and other  retirement  or  employee  benefits  or  combinations thereof, in which all executive officers participate.

          5.2 Fringe Benefits. The Employee shall be eligible to participate in, and  receive  benefits  under,  any fringe  benefit  plans which are or may become applicable to all executive officers. Employee shall also receive an automobile allowance of no more than $750.00 per month.

     6. Vacations: Leave. The Employee shall be entitled to four non-consecutive weeks of paid vacation, no more than two of which shall be consecutive.

     7. Termination of Employment.

          7.1 Involuntary Termination.  The Board of Directors may terminate the
     Employee's  employment at any time but,  except in the case of  Termination for Cause,  termination  of employment  shall not prejudice the  Employee's right to  compensation  or other benefits under this  Agreement.  Except as provided  in  Section  2 of this  Agreement,  in the  event of  Involuntary
     Termination  other than in  connection  with or within  twelve  (12) months after a Change in  Control,  the  Company  shall,  during the twelve  "(12)
     months  following  the Date of  Termination,  (a) pay to the  Employee  the
     Employee's  salary at the rate in effect  immediately  prior to the Date of
     TenI1ination,  in such manner and at such times as such  salary  would have been  payable if the  Employee  had  continued  to be  employed  under this
     Agreement,  and (b ) provide to the Employee  health benefits as maintained for the  benefit  of  executive  officers  from  time to time  during  such periods;  provided,  that the Company's  obligations under this Section 7.1 shall be reduced to the extent that the Employee  earns salary and receives substantially  similar health  benefits from another  employer  during such period.

          7.2 Termination for Cause. In the event of TenI1ination for Cause, the
     Company shall pay the Employee the  Employee's  salary  through the Date of
     Termination,  and the  Company  shall  have no  further  obligation  to the
     Employee under this Agreement.

          7.3  Voluntary   TenI1ination.   The  Employee's   employment  may  be
     voluntarily  terminated  by the  Employee at any time upon sixty (60) days'
     written  notice or such  shorter  period as may be agreed upon  between the
     Employee  and the  Board  of  Directors.  In the  event  of such  voluntary termination,  the  Company  shall be  obligated  to  continue to pay to the
     Employee  the  Employee's  salary and  benefits  only  through  the Date of
     TenI1ination, at the time such payments are due, and the Company shall have no further obligation to the Employee under this Agreement.

          7.4  Change  in  Control.  Except  as  provided  in  Section 2 of this
     Agreement,  in the event of Involuntary  Termination in connection  with or within  twelve (12) months  after a Change in Control  which  occurs at any time while the  Employee  is  employed  under this  Agreement,  the Company shall, subject to Section 8 of this Agreement, (a) pay to the Employee in a lump sum in cash within  twenty-five  (25)  business days after the Date of
     Termination an amount equal to two

                                       -3-

     hundred  ninety-nine  percent  (299%) of the,  Employee's  "base amount" as defined in Section  280G of the Internal  Revenue Code of 1986,  as amended
     (the "Code");  and (b) provide to the Employee during the remaining term of this  Agreement  such  health  benefits  as are  maintained  for  executive officers from time to time during the remaining  Term of this  Agreement or substantially the same health benefits as were maintained for its executive officers immediately prior to the Date of Termination.

          7.5 Death: Disability. In the event of the death of the Employee while employed under this  Agreement and prior to any  termination of employment, the Employee's  estate,  or such person as the Employee may have previously designated  in  writing,  shall be  entitled  to receive  the salary of the
     Employee  through  the day on which  the  Employee  died.  If the  Employee becomes  disabled,  as such Term is defined in the  Company's  then current disability plan, if any, or if the Employee is otherwise unable to serve as
     President and Chief Executive Officer of the Company, the Employee shall be entitled to receive group and other disability income benefits of the type, if any, then provided for executive officers.

          7.6 Temporary Suspension or Prohibition.  If the Employee is suspended and/or  temporarily  prohibited  from  participating  in the conduct of the
     Company's affairs by a notice served under law applicable to the Employee's conduct, the Company's  obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed,  the Company may in its discretion (a)
     pay the  Employee  all or  part  of the  compensation  withheld  while  its obligations under this Agreement were suspended and (b ) reinstate in whole or in part any of its obligations which were suspended.

          7.7 Permanent  Suspension or  Prohibition.  If the Employee is removed and/or  permanently  prohibited  from  participating  in the conduct of the
     Company's affairs by an order issued under law applicable to the Employee's conduct,  all  obligations  of  the  Company  under  this  Agreement  shall terminate as of the effective  date of the order,  but vested rights of the contracting parties shall not be affected.

     8. Confidential  Information.  The Employee acknowledges that in the course of his  employment,  he will have access to and become  informed of confidential and secret  information  which is a  competitive  asset of the  Company  and its subsidiaries ("Confidential  Information"),  including,  without limitation, (a)
the terms of any agreement between the Company or any subsidiary thereof and any employee,  customer or supplier,  (b) pricing  strategy,  (c)  merchandising and marketing methods,  (d) product development ideas and strategies,  (e) financial results, (1) strategic plans and demographic  analyses,  and (g) any non- public information  concerning  the  Company  or  any  of its  subsidiaries,  or  their respective employees,  suppliers or customers.  The Employee agrees that he will keep all Confidential  Information in strict confidence and will not make known, divulge,  reveal, furnish, make available,  or use any Confidential  Information that could. materially affect the operations, profitability or reputation of the
Company  or any of its  subsidiaries  (  except  in the  course  of his  regular authorized  duties).  The Employee may disclose  information  as required by law
(after giving the Company notice and  opportunity to contest such  requirement).
The Employee's  obligations  under this Section 8 are in addition to, and not in limitation of or preemption of, all other obligations of  confidentiality  which the Employee may have to the Company and its subsidiaries under general legal or equitable principles-

     9. No Assignment.

          9.1  Consent  Required.  This  Agreement  is  personal  to each of the parties hereto,  and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other  party;  provided,  however,  that  the  Company  shall  require  any successor  or assign  (whether  direct or indirect,  by  purchase,  merger, consolidation  or  otherwise) to all or  substantially  all of the business and/or  assets  of the  Company,  by an  assumption  agreement  in form and substance  satisfactory to. the Employee,  to expressly assume and agree to perform  this  Agreement in the same manner and to the same extent that the
     Company would be required to perform it if no such succession or

                                       -4-

     assignment  had taken  place.  Failure  of the  Company  to obtain  such an assumption  agreement prior to the  effectiveness of any such succession or assignment  shall be a breach  of this  Agreement  and  shall  entitle  the
     Employee  to  compensation  in the same amount and on the same terms as the compensation  pursuant to Section 7.4 hereof.  For purposes of implementing the  provisions of this Section 9.1, the date on which any such  succession becomes effective shall be deemed the Date of Termination.

          9.2 Benefits.  This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives,  executors,  administrators,  successors, heirs, distributees,  devisees and legatees.  If the Employee should die while any amounts  would still be payable to the  Employee  hereunder if the Employee had continued to live, all such amounts,  unless otherwise provided herein, shall  be paid in  accordance  with  the  terms  of this  Agreement  to the
     Employee's  devisee,  legatee  or  other  designee  or if  there is no such designee, to the Employee's estate.

     10.  Notices.  All  notices,  requests,  demands  and other  communications required or  permitted  to be given  hereunder  shall be in writing and shall be
deemed  to  have  been  duly  given  if  delivered  personally,   via  facsimile
transmission or mailed  first-class,  postage  prepaid,  registered or certified mail as follows:

     (a) If to the Company:

                Referral Finance.com Corporation
                6200 LaCalma, Suite 201
                Austin, Texas 78752

               Phone: 512/
                           ----------------------------------
                Fax: 512/
                           ----------------------------------

                                       -5-

     (b) If to the Employee:

                           Glenn A. LaPointe
                           9002 Jolly Hollow Dr.
                           Austin, Texas 78750

                           Phone: 512/
                                      ------------------------------------

                           Fax: 512/
                                     -------------------------------------

     11.  Amendments.  No  amendments  or additions to this  Agreement  shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     12.  Headings.  The headings used in this Agreement are included solely for
convenience  and  shall  not  affect,   or  be  used  in  connection  with,  the
interpretation of this Agreement.

     13.  Severability.  The  provisions  of  this  Agreement  shall  be  deemed severable and the  invalidity  or  unenforceability  of any provision  shall not affect the validity or enforceability of the other provisions hereof.

     14.  Governing  Law.  This  Agreement  shall be governed by the laws of the
United States to the extent applicable and otherwise by the laws of the State of
Texas.

     15.  Entire  Agreement.   This  Agreement  supersedes  any  and  all  other
agreements,  either oral or in writing,  between the parties hereto with respect to  the  transaction  described  herein  and  contains  all  the  covenants  and agreements between the parties with respect to the transaction described herein.

     16.  Counterparts.  This  Agreement  may  be  executed  in  any  number  of counterparts  and by the  different  parties  hereto  on the  same  or  separate counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

     IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement as of the
Effective Date.

                                   REFERRAL FINANCE.COM CORPORATION

                                   By:
                                   -------------------------------

                                   Name:
                                   -------------------------------

                                   Title:
                                   --------------------------------

                                   --------------------------------
                                   Glenn A. LaPointe

                                       -6-